PROQUEST BUSINESS SOLUTIONS, INC.
AND RELATED ENTITIES

Combined Financial Statements

For the thirty-nine week period ended September 30, 2006

ProQuest Business Solutions, Inc. and Related Entities
Combined Statements of Operations For the thirty-nine week periods ended September 30, 2006 and October 1, 2005
(In thousands)
(Unaudited)

	Thirty-Nine Weeks Ended September 30, 2006	Thirty-Nine Weeks Ended October 1, 2005
Net sales	$138,369	$135,455
Cost of sales (including $1,557 to related party in the Thirty-Nine Weeks Ended September 30, 2006)	(51,304)	(51,817)

Gross profit	87,065	83,638
Research and development expense	(6,934)	(6,978)
Selling and administrative expense (including $3,135 to related party in the Thirty-Nine Weeks Ended September 30, 2006)	(39,977)	(41,175)
Intercompany royalty charge	(4,601)	(4,543)

Earnings before interest
and income taxes	35,553	30,942
Net interest expense:
Interest income	1,129	998
Interest expense	(2,428)	(4,462)

Net interest expense	(1,299)	(3,464)

Earnings before income taxes	34,254	27,478
Income tax expense	(12,674)	(10,134)
Equity in earnings of affiliate	1,314	83

Net earnings	$22,894	$17,427

The accompanying Notes to the Combined Financial Statements are an integral part of these statements

ProQuest Business Solutions, Inc. and Related Entities
Combined Balance Sheets As of September 30, 2006 and December 31, 2005
(In thousands)

	September 30, 2006 (Unaudited)	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$9,532	$15,087
Accounts receivable, net	31,652	29,531
Inventory:
Finished products	33	23
Products in process and materials	1,613	1,639

Total inventory	1,646	1,662
Intercompany accounts receivable	4,313	--
Other current assets	3,526	2,518

Total current assets	50,669	48,798
Property, plant and equipment, at cost:
Land	17	17
Buildings and improvements	4,062	4,010
Machinery and equipment	20,037	21,580

Total property, plant and equipment, at cost	24,116	25,607
Accumulated depreciation and amortization	(20,231)	(20,197)

Net property, plant and equipment	3,885	5,410
Investment in affiliates	3,445	2,131
Long-term receivables	9,459	6,948
Goodwill	51,747	50,291
Identifiable intangibles, net	48,411	3,151
Purchased and developed software, net	3,888	4,439
Other assets	12,391	7,158

Total assets	$183,895	$128,326

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,219	$10,082
Accrued expenses	10,083	9,045
Current portion of monetized future billings	12,002	17,058
Deferred income	11,431	9,522
Conditional purchase price obligation	6,792	--
Intercompany accounts payable	--	10,169

Total current liabilities	54,527	55,876

Long-term liabilities:
Monetized future billings, less current portion	9,677	18,533
Conditional purchase price obligation, less current portion	39,884	--
Other liabilities	1,683	2,588

Total long-term liabilities	51,244	21,121

Shareholders’ equity:
Capital stock	637	637
Capital surplus	29,054	29,054
Retained earnings (accumulated deficit)	43,088	20,194
Other comprehensive income:
Accumulated foreign currency translation adjustment	5,345	1,444

Accumulated other comprehensive income	5,345	1,444

Total shareholders’ equity	78,124	51,329

Total liabilities and shareholders’ equity	$183,895	$128,326

The accompanying Notes to the Combined Financial Statements are an integral part of these statements

ProQuest Business Solutions, Inc. and Related Entities
Combined Statements of Cash Flow
For the thirty-nine week periods ended September 30, 2006 and October 1, 2005
(In thousands)
(Unaudited)

	September 30, 2006	October 1, 2005
Operating activities:
Net earnings	$22,894	$17,427
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Equity in earnings of affiliate	(1,314)	(84)
Depreciation and amortization	4,241	3,993
Deferred income taxes	--	(450)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(1,265)	1,510
Inventory, net	17	(401)
Other current assets	(929)	(998)
Long-term receivables	(2,480)	(3,206)
Other assets	139	(64)
Accounts payable	4,032	2,760
Accrued expenses	825	(1,315)
Deferred income	1,779	579
Other long-term liabilities	(906)	(965)
Other, net	1,637	(278)
Intercompany activity	(14,482)	21,620

Net cash provided by operating activities	14,188	40,128

Investing activities:
Expenditures for property, plant, equipment and software	(6,177)	(1,698)
Acquisitions, net of cash acquired	(271)	(10,385)

Net cash used in investing activities	(6,448)	(12,083)

Financing activities:
Net increase (decrease) in short-term debt	--	(772)
Monetized future billings	(13,912)	(19,390)

Net cash used in financing activities	(13,912)	(20,162)

Effect of exchange rate changes on cash	617	(904)

Increase in cash and cash equivalents	(5,555)	6,979
Cash and cash equivalents, beginning of period	15,087	7,360

Cash and cash equivalents, end of period	$9,532	$14,339

The accompanying Notes to the Combined Financial Statements are an integral part of these statements

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

(1)	Significant Accounting Policies

Organization and Basis of Presentation

These financial statements should be read in conjunction with, and have been prepared in conformity with, the accounting principles reflected in the Combined Financial Statements and related notes included in the ProQuest Business Solutions and related entities (PBS or The Company) 2005 Combined Financials for the fiscal year ended December 31, 2005. Our fiscal year ends on the Saturday nearest to December 31st. References to fiscal 2005 are for the 52 weeks ended December 31, 2005.

ProQuest Business Solutions Inc. and related entities is a combination of a number of direct and indirect subsidiaries of ProQuest Company (ProQuest or the Parent), and is collectively managed, operated and financially reported on by the management of PBS. The Company is comprised of a number of legal entities and divisions in the United States, Canada, the United Kingdom, France, Spain, Germany, Italy, and Japan including the following:

ProQuest Business Solutions, Inc. and its subsidiaries: ProQuest Outdoor Solutions, Inc. ProQuest Japan Company Syncata Corporation

ProQuest Alison, Inc.

ProQuest UK Holdings Ltd. and its subsidiary (only certain assets and liabilities of
    ProQuest UK Holdings Ltd. are included):
        ProQuest Business Solutions, Ltd. and its subsidiaries:
            ProQuest Business Solutions, GmbH ProQuest Business Solutions, SARL
            ProQuest Business Solutions, SA
ProQuest Business Solutions, SRL

ProQuest Information Access, Ltd. (only certain assets and liabilities of ProQuest Information Access, Ltd. are included)

The Company’s EPC European Business is a division of ProQuest UK Holdings Ltd. The division’s assets of $2,179 and $7,719 and liabilities of $847 and $300 at September 30, 2006 and December 31, 2005, respectively, have been included in the Company’s balance sheets and its net equity is included in the Company’s retained earnings.

All other assets and liabilities of ProQuest UK Holdings Ltd. relate to other ProQuest activities and are therefore excluded from these combined financial statements.

The Company’s Canadian EPC business is a division of ProQuest Information Access, Ltd. The division’s assets of $3,355 and liabilities of $385 at both September 30, 2006 and December 31, 2005, respectively, have been included in the Company’s balance sheets and its net equity is included in the Company’s retained earnings.

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

All other assets and liabilities of ProQuest Information Access, Ltd. relate to other ProQuest activities and are therefore excluded from these combined financial statements.

The assets and liabilities combined to form the Company, as defined, were recorded at the historical values established by the Parent.

The combined balance sheets as of September 30, 2006 and December 31, 2005 and the statements of operations and statement of cash flows for the thirty-nine week periods ended September 30, 2006 and October 1, 2005 have been prepared to present the combined financial position of the Company, its subsidiaries and related entities as if the Company had existed as a stand-alone entity as of September 30, 2006, December 31, 2005 and October 1, 2005. As such, these financial statements may not necessarily reflect what the results of operations, financial position and cash flows would have been, had the Company operated as a separate independent company, nor are they an indicator of future performance. The combined financial statements include the accounts of the combined entities as listed above, and, in the opinion of management, contain all adjustments necessary for a fair presentation of the combined financial position and results of operations.

The combined entities have certain services and functions provided to them by the Parent, and the Company’s operations have been financed through its operating cash flows. These services are referred to as allocated costs, and include legal, tax, and other functional support services.

(2)	Cumulative Effect of a Change in Accounting Principle

In December 1999, the Securities and Exchange Commission (SEC) issued SAB No. 101. As a result of this pronouncement, we modified our accounting for revenue from APSP agreements beginning in fiscal 2000.

As a result of the changes in the methods of accounting for revenue, approximately $103,573 of revenue recognized in fiscal 1999 and prior years was reversed and included in the cumulative effect adjustment determined as of the beginning of fiscal 2000. Of this amount, $875, $4,826, and $14,075 was recognized in 2005, 2004, and 2003, respectively, and $91 will be recognized in 2006. $787 and $77 was recognized in the September 30, 2006 and October 1, 2005 thirty-nine week periods, respectively.

(3)	Acquisitions

In September 2006, we acquired the assets comprising the electronic parts catalog (EPC) business of Dealer Computer Services, Inc. (DCS). The assets consist of contracts with authorized dealers of Ford Motor Company automotive products to provide EPCs and related services (the Dealer Contracts). The assets also include publishing technology and other assets necessary to conduct the business and service the Dealer Contracts.

As consideration for the business and related assets, we agreed to pay DCS 74% of the net amount paid by a dealer under a Dealer Contract for the products and services we will provide to the dealer. The net amount excludes the cost of any fees payable by us to Ford for their manufacturing and parts data used to publish the EPC and services and any amounts payable by the dealer for add-on products or other products that do not act as a replacement for the products currently offered by DCS to the dealers. The payment term is a five year period that commenced on the closing date in September 2006. We made no payment to DCS on the closing date.

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

DCS also agreed generally not compete with the business it sold to us for an eight year period commencing on closing.

The fair value of the assets acquired have been determined and a conditional purchase price obligation calculated based on an estimate of the net amounts to be paid by the dealers under the Dealer contracts for the five year period. As the payments to DCS are conditional based on the actual payments made by the dealers, the amount of the obligation and the value assigned to the Dealer contracts (Customer relationships) may require future adjustment depending on the retention of the Dealer Contracts.

In February 2005, we acquired all the outstanding shares of Syncata Corporation and its subsidiaries (Syncata). Syncata is a professional services organization and has performed over 600 projects for customers, primarily in the automotive market. Professional services are an integral part of providing our customers with solutions involving the implementation and integration of our products.

We paid $8,367 in cash for Syncata and contingent consideration based on certain revenue and earnings accomplishments in 2005. Total contingent consideration earned by Syncata during the year ended December 31, 2005 was $1,657 and was paid in November, 2006

In July 2005, we purchased certain assets from Active Web Services LLC (AWS), including the intellectual property of an enterprise warranty application. We paid $3,800 in cash at the time of acquisition and contingent consideration based on certain revenue performance during the subsequent two annual periods following the purchase date. Contingent consideration to be paid to AWS for the first annual period ended in July 2006 was $344. The final payment, if certain revenue performance is achieved, will be made in October, 2007.

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

The following table summarizes the estimated fair value of assets acquired and liabilities assumed for each acquisition:

	DCS	Syncata	AWS
Current assets, including cash	$--	$4,100	$51
Net property, plant, and equipment	25	163	--
Identifiable intangibles	46,370	1,700	2,080
Goodwill	281	7,432	1,802

Total assets acquired	46,676	13,395	3,933
Current liabilities	6,792	3,371	133
Conditional purchase price obligation	39,884	--	--

Total liabilities assumed	46,676	3,371	133

Net assets acquired	$0	$10,024	$3,800

Based on the current estimated conditional purchase price obligation, the estimated payments for each of the succeeding four years is as follows: 2008 — $8,500; 2009 — $9,100; 2010 — $9,950; 2011 — $12,384.

(4)	Goodwill, Software and Other Intangible Assets

Balance as of December 31, 2005	$50,291
Goodwill acquired in the thirty-nine week period ended September 30, 2006	553
Translation adjustments for the thirty-nine week period ended September 30, 2006	90

Balance as of September 30, 2006	$51,747

As of September 30, 2006 and December 31, 2005 our intangible assets and related accumulated amortization consisted of the following:

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

	Balance as of December 31, 2005
	Gross	Accumulated amortization	Net
Customer relationships	$3,632	$(769)	$2,863
Software	491	(231)	260
Non-compete agreements	50	(22)	28

Total identifiable
intangibles, net	$4,173	$(1,022)	$3,151

	Balance as of September 30, 2006
	Gross	Accumulated amortization	Net
Customer relationships	$48,832	$(1,742)	$47,090
Software	1,221	(354)	867
Trade Name/Mark	440	(7)	433
Non-compete agreements	50	(29)	21

Total identifiable
intangibles, net	$50,543	$(2,132)	$48,411

We recorded $1,110 of amortization expense on the above identifiable intangibles during the thirty-nine week period ended September 30, 2006. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding five years is as follows: balance of 2006 – $1,218; 2007 – $4,783; 2008 – $4,213; 2009 – $4,056; 2010 – $3,865.

During 2006, we acquired the following intangible assets associated with the DCS acquisition:

		Weighted average amortization period
Customer relationships	$45,200	13 years
Acquired Software	730	3 years
Trade Name/Mark	440	5 years

Total acquired identifiable intangibles	$46,370

(5)	Fair Value of Financial Instruments

Our financial instruments include accounts receivable, long-term receivables and accounts payable. We believe that fair value approximates book value for accounts receivable and accounts payable due to their short-term nature. In addition, the book value for monetized future billings approximates fair value because at the time of monetization, we receive an amount equal to the discounted value of future billings that will be received from the customer. The amount received at the time of monetization is recorded as “Monetized future billings” in our Combined Balance Sheets.

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

The fair value of long-term receivables is discounted using the weighted average effective borrowing rate at the end of the year. At September 30, 2006 and December 31, 2005 long-term receivables were recorded at $9,459 and $6,948, respectively, which excludes deferred interest income of $2,254 and $1,556, respectively (see note 1).

Following is a summary of financial instruments where the fair values differ from the recorded amounts as of September 30, 2006, December 31, 2005 and October 1, 2005:

	September 30, 2006		December 31, 2005
	Carrying amount	Fair value	Carrying amount	Fair value
Long-term receivables	$11,713	$9,664	$8,504	$7,103

(6)	Contingent Liabilities

We are involved in various legal proceedings incidental to our business. Management believes the outcome of such proceedings will not have a material adverse effect upon our consolidated operations or financial condition and we believe we have recognized appropriate liabilities as necessary.

We have one guarantee outstanding as of September 30, 2006 related to the APSP contracts we have monetized with a third party. In connection with these transactions, we retain maximum credit risk of approximately $1,300, in cases where our dealership customers cease paying their monthly contract amount. This amount may be reduced if we are able to successfully remarket any hardware that we recover from the dealership. Our allowance for doubtful accounts considers any potential exposure associated with this guarantee.

We enter into multiple-year data access agreements with Original Equipment Manufacturers. In certain of these agreements there are minimum royalty payment obligations. The obligations for fiscal 2006, 2007, and 2008 are $1,896, $204 and $75, respectively.

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

(7)	Related Party Transactions

Transactions between the Company and other ProQuest units have been included in these financial statements. The following table presents the charges for services provided by ProQuest Company to the Company. These items have been included in various cost expense categories in the Combined Statements of Operations of the Company and the intercompany royalty charge. The Company also participates in a cash pooling arrangement with ProQuest.

	39 Week Period Ended September 30, 2006	Year Ended December 31, 2005	39 Week Period Ended October 1, 2005
Fringe benefits	$3,835	$6,634	$4,391
Corporate allocations	608	840	762
Insurance	195	533	514
Taxes	2,152	2,409	1,158
Other	54	176	90

Total	$6,844	$10,592	$6,915

Eligible employees of the Company are covered by various benefit programs of ProQuest and are eligible to participate in defined contribution profit-sharing retirement plans sponsored by ProQuest. Amounts related to these plans are included in the above table.

Under ProQuest’s Stock Option Plan, certain employees of the Company have been granted stock options or received restricted stock grants. Any compensation expense related to the stock option and restricted stock grants is recorded on the books and records of the Parent.

(8)	Investments in Affiliate

On December 4, 2000 we entered into a Limited Liability Company Agreement with General Motors Corporation, DaimlerChrysler Corporation, and Ford Motor Company (the OEM Members) to form OEConnection (OEC). We contributed our product, CollisionLink, and “seconded” a 15 person management and development team, while each of the OEM Members contributed cash. OEC extends the established electronic parts catalog business by providing dealers and their wholesale customers a comprehensive, secure e-commerce portal. OEC has established and maintains this portal with the primary objective of facilitating the sale of original equipment automotive parts delivered through the franchised automotive dealership channel.

Profits and losses of OEC are allocated to all members as defined in the Limited Liability Company Agreement.

For reporting purposes, OEC’s balance sheet and statement of operations are not consolidated with our results. We record our investment in OEC as “Investments in Affiliate” in our Combined Balance Sheets. The income of OEC is reported as “Equity in Earnings of Affiliate” in our Combined Statements of Operations. Beginning January 1, 2003 through December 31, 2007, we earn a royalty on OEC’s net revenues which is recorded in “Net sales”, on our Combined Statement of Operations. The royalty recognized was $1,291 and $1,066 for the thirty-nine week period ended September 30, 2006 and October 1, 2005, respectively.

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

(9)	Capital Stock

As noted above the combined financial statements include the assets, liabilities and operations of ProQuest Business Solutions, Inc. and subsidiaries together with other related entities. The stock of ProQuest Business Solutions, Inc. and ProQuest Alison, Inc. is entirely owned by ProQuest. The stock of ProQuest Business Solutions, Ltd. is entirely owned by ProQuest UK Holdings, Ltd.

	Authorized shares	Issued and outstanding shares
ProQuest Business Solutions, Inc.:
Common stock ($0.01 par value)	1,000	1,000
Preferred stock	1,000	--
Related entities:
ProQuest Alison, Inc.:
Common stock ($1.00 par value)	20,000	10,000
ProQuest Business Solutions, Ltd.:
Common stock (£1.00 par value)	293,000	278,526
Preferred stock	57,000	57,000

(10)	Comprehensive Income

Total comprehensive income for the nine month periods ended September 30, 2006, and October 1, 2005 was as follows:

	September 30, 2006	October 1, 2005
Net earnings	$22,894	$17,427
Foreign currency translation adjustments	3,901	(2,708)

Total comprehensive income	$26,795	$14,719

ProQuest Business Solutions, Inc.
and Related Entities

Notes to Combined Financial Statements
September 30, 2006
(In thousands)
(Unaudited)

(11)	Sale of the Company

ProQuest Company and Snap-on Incorporated (Snap-on) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) on October 20, 2006, which was amended on November 1, 2006, pursuant to which Snap-on would acquire the Company for a preliminary purchase price of $516 million (including $8 million of transaction costs) in cash plus the assumption of approximately $19 million of debt. On November 28, 2006, Snap-on completed the acquisition of the Company.